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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 4, 2003


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                  0-19285                                  88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                              85260
(Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 9.       Regulation FD Disclosure

On April 4, 2003, Allied Waste Industries, Inc. ("Allied" or "Company") issued the following press release.

Contact:  Michael Burnett
Vice President, Investor Relations
480-627-2785

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


           ALLIED WASTE PRICES $450 MILLION OF SENIOR NOTES AT 7 7/8% -- Offering Increased From $300 Million to $450 Million --


Scottsdale, AZ - April 4, 2003 - Allied Waste Industries, Inc. ("Allied") (NYSE:
AW) today announced that its wholly-owned subsidiary, Allied Waste North America, Inc., has priced its offering of $450 million of senior notes due 2013 at 7 7/8%. These notes will be issued under Allied's existing shelf registration statement. Allied Waste intends to use the proceeds from the sale of these senior notes to repay amounts outstanding under its existing bank credit facility as stated in its previously announced financing plan.

These new notes have been rated BB-, Ba3 and BB- by Standard & Poor's, Moody's and Fitch, respectively. The $450 million offering was increased from the Company's initial $300 million proposal announced April 3, 2003. J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. are acting as the book-running managers for the senior notes offering.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy senior notes. Senior notes will not be sold in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2002, the Company operated 340 collection companies, 175 transfer stations, 169 active landfills and 66 recycling facilities in 39 states.

Safe Harbor for Forward-Looking Statements
------------------------------------------
This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and its market development efforts, which may cause significant increases in our waste disposal expenses; (3) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (5) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (6) severe weather conditions could impair our operating results; (7) we may be unable to refinance our indebtedness and/or execute our financing plan; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of a member of senior management; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; and (16) potential increases in commodity and fuel prices may make it more expensive to operate our business.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                          ALLIED WASTE INDUSTRIES, INC.

                             By: /s/ THOMAS W. RYAN
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                                 Thomas W. Ryan
              Executive Vice President and Chief Financial Officer
                          (Principal Financial Officer)




Date:  April 4, 2003